Exhibit 24

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Tupperware Brands Corporation, a Delaware corporation, (the “Corporation”), hereby constitute and appoint Thomas M. Roehlk and Michael S. Poteshman, true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign the Annual Report on Form 10-K of the Corporation for its fiscal year ended December 30, 2006, and any and all amendments thereto, and to file or cause to be filed the same, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand and seal this 23rd day of February, 2007.

/s/ Catherine A. Bertini
Catherine A. Bertini

/s/ Rita Bornstein
Rita Bornstein

/s/ Kriss Cloninger III
Kriss Cloninger III

/s/ Clifford J. Grum
Clifford J. Grum

/s/ Joe R. Lee
Joe R. Lee

/s/ Bob Marbut
Bob Marbut

/s/ Angel R. Martinez
Angel R. Martinez

/s/ Robert J. Murray
Robert J. Murray

/s/ David R. Parker
David R. Parker

/s/ Joyce M. Roché
Joyce M. Roché

/s/ J. Patrick Spainhour
J. Patrick Spainhour

/s/ M. Anne Szostak
M. Anne Szostak